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Exhibit 23.1



Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 22, 2002 included in this Form 10-K and our report dated January 23, 2001, included in the Company's December 31, 2000 Form 10-K, into the Company's previously filed Form S-8 Registration Statement.



                                                       ARTHUR ANDERSEN LLP



Cleveland, Ohio,
March 14, 2002.